UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2012 (May 1, 2012)

SPECTRA ENERGY CORP

(Exact name of registrant as specified in its charter)

Delaware	1-33007	20-5413139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting of Shareholders (the “Annual Meeting”) of Spectra Energy Corp (the “Company”) held on May 1, 2012, the Company’s shareholders approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to delete the plurality vote standard in uncontested director elections to allow the By-Laws to provide for a majority vote standard in those elections. The amendment to the Certificate of Incorporation was previously approved by the Company’s Board of Directors, subject to approval by shareholders. The amendment to the Certificate of Incorporation became effective on May 1, 2012. To implement the majority vote standard, the Company’s Board of Directors also previously approved an amendment to Article III, Section 3.02 of the Company’s Amended and Restated By-Laws (the “By-Laws”), contingent upon shareholder approval of the majority vote standard proposal, providing for a majority vote standard in uncontested director elections. The amendment to the By-Laws became effective on May 1, 2012.

The foregoing descriptions of the amendments to the Certificate of Incorporation and By-Laws are qualified in their entirety by reference to the full text of such amendments, which are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As described in Item 5.03 above, the Company held the Annual Meeting on May 1, 2012. The following matters were voted upon with the final results indicated below.

At the Annual Meeting, the Company’s shareholders elected William T. Esrey, Gregory L. Ebel, Austin A. Adams, Joseph Alvarado, Pamela L. Carter, F. Anthony Comper, Peter B. Hamilton, Dennis R. Hendrix, Michael McShane, Joseph H. Netherland and Michael E. J. Phelps to serve as directors until the 2013 annual meeting of shareholders. Below is a tabulation of votes with respect to each nominee for director at the Annual Meeting. There were 105,147,075 broker non-votes in the election of directors.

Proposal 1

Nominees	For	Withheld
William T. Esrey	442,422,572	3,708,186
Gregory L. Ebel	443,306,464	2,824,294
Austin A. Adams	443,120,608	3,010,150
Joseph Alvarado	443,118,230	3,012,528
Pamela L. Carter	442,651,940	3,478,818
F. Anthony Comper	442,989,562	3,141,196
Peter B. Hamilton	439,957,129	6,173,629
Dennis R. Hendrix	441,803,698	4,327,060
Michael McShane	443,290,865	2,839,893
Joseph H. Netherland	442,083,355	4,047,403
Michael E. J. Phelps	441,609,332	4,521,426

In addition, the Company’s shareholders ratified the selection of Deloitte & Touche LLP to act as the Company’s independent registered public accounting firm for 2012. Below is a tabulation of votes with respect to such ratification. There were no broker non-votes with respect to this proposal.

Proposal 2	For	Against	Abstain
Ratification of Deloitte & Touche LLP as independent registered public accounting firm for 2012	547,469,203	2,707,603	1,101,027

As described in Item 5.03 above, the Company’s shareholders approved the amendment of the Certificate of Incorporation to delete the plurality vote standard in uncontested director elections to allow the By-Laws to provide for a majority vote standard in those elections. Below is a tabulation of votes with respect to this proposal. There were 105,147,075 broker non-votes with respect to this proposal.

Proposal 3	For	Against	Abstain
Approval of an amendment to the Company’s Certificate of Incorporation to provide for a majority vote standard in uncontested director elections	442,081,881	2,833,249	1,215,628

The Company’s shareholders approved the advisory resolution to approve executive compensation. Below is a tabulation of votes with respect to this proposal. There were 105,147,075 broker non-votes with respect to this proposal.

Proposal 4	For	Against	Abstain
Approval of an advisory resolution to approve executive compensation	432,334,640	9,141,635	4,654,483

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Exhibit Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Spectra Energy Corp

3.2	Second Amended and Restated By-Laws of Spectra Energy Corp

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY CORP

/s/ Patricia M. Rice
Patricia M. Rice
Vice President and Secretary

Date: May 7, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Spectra Energy Corp

3.2	Second Amended and Restated By-Laws of Spectra Energy Corp